EXHIBIT 10.2

April 27, 2022
NEWS RELEASE
OTCQB: ALID

Suite 201 – 1405 St. Paul Street

Kelowna, BC, Canada V1Y 2E9

Toll Free: 1-877-255-4337

www.allied.health

ALLIED CORP ANNOUNCES INITIAL US$147,000 PURCHASE ORDER CONTINUING INTO

MONTHLY SUPPLY AGREEMENT FOR BRAZILIAN SPECIALTY CANCER CARE HOSPITAL

Kelowna, BC, Canada – April 27, 2022 Allied Corp. ("Allied" or the “Company”) (OTCQB: ALID) is pleased to announce the signing of a forward purchase agreement with a distributor for a specialty medical care hospital (the “Brazilian Group”) based out of Sao Paulo, Brazil.

Under this agreement, the Brazilian Group will initially purchase US$147,000 worth of Allied products that will continue on a monthly basis. The products from the purchase order will focus on specialty medical care for tens of thousands of Brazilian oncology patients. The hospital that the products are intended for was founded in 1971 with the mission of providing quality health care, generating knowledge, and promoting social responsibility. The hospital’s research and educational institute has already trained approximately 130,000 professionals and conducts hundreds of studies annually. Allied’s products will specifically be offered to the hospital’s complex oncology (cancer) and neurology patients undergoing therapies. This hospital was named in Forbes’ list of the 20 best hospitals in the world along with other world known hospitals such as Mayo Clinic in Rochester (Minnesota) and John Hopkins Hospital in Baltimore (Maryland). (Source: click here).

This approval has taken four months of product review, manufacturing specifications and testing. With the completion of the lengthy review of the company and manufacturing certificates, Allied intends to make the first of the monthly shipments under this contract in May 2022.

 “With over 200 million people, Brazil is an obvious market for us at Allied. The quality, flavor profiles and supply chain integrity were all factored into the Brazilian partner and Allied coming together under this agreement. The stringent review process that Allied was put through in order to meet the standard for a customer of this caliber again shows our competence and knowledge of international regulatory compliance. The revenue that this brings Allied on a monthly basis will only fuel our forward growth and continue to provide for accretive shareholder value.” said Mr. Calum Hughes, CEO and Chairman of Allied Corp.

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About Allied Corp. – CLICK HERE

Click here for Allied Inside™ business model website: CLICK HERE

Allied Corp. is an international cannabis company with its main production center in Colombia and is one of the few companies that has exported from Colombia internationally. In preparation for the possible legalization of cannabis by the US Federal Government, Allied also has the option to purchase a US cannabis license in the US (Nevada) exercisable if such were to happen. In addition to this, Allied has three CBD-brands to market with products selling in the United States. Lastly, Allied has both Cannabinoid and psilocybin products in the pharmaceutical development track seeking pharma drug indications for depression, anxiety and PTSD.

Investor Relations:

ir@allied.health

1-877-255-4337

Forward-Looking Statements:

This press release contains “forward-looking information” within the meaning of applicable securities laws in Canada or the United States ( “forward-looking information”). Forward-looking information may relate to the Company’s future outlook and anticipated events, plans or results, and may include information regarding the Company’s objectives, goals, strategies, future revenue or performance and capital expenditures, and other information that is not historical information. Forward-looking information can often be identified by the use of terminology such as “believe,” “anticipate,” “plan,” “expect,” “pending,” “in process,” “intend,” “estimate,” “project,” “may,” “will,” “should,” “would,” “could,” “can,” the negatives thereof, variations thereon and similar expressions. The forward-looking information contained in this press release is based on the Company’s opinions, estimates and assumptions in light of management’s experience and perception of historical trends, current conditions and expected future developments, as well as other factors that management currently believes are appropriate and reasonable in the circumstances. Forward looking statements in this press release include the following: that Allied is leveraging the conditions in its Colombia grow operation and future Kelowna location to support its Research and Development efforts; that Allied is making important strides forward to position itself as a leader in the medical cannabis space, that Allied intends to make a series of proposed trademark and other intellectual property protection filings, as part of the Company’s Intellectual Property and Pharma Development (IP&PD) Strategy, statements respecting the joint development, manufacturing, and the introduction of TACTICAL RELIEF™ branded products.

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There can be no assurance that the underlying opinions, estimates and assumptions will prove to be correct. Risk factors that could cause actual results to differ materially from forward-looking information in this release include: the Company’s exposure to legal and regulatory risk; the effect of the legalization of adult-use cannabis in Canada and Colombia on the medical cannabis industry is unknown and may significantly and negatively affect the Company’s medical cannabis business; that the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabis are not as currently expected; that adverse changes or developments affecting the Company’s main or planned facilities may have an adverse effect on the Company; that the medical cannabis industry and market may not continue to exist or develop as anticipated or the Company may not be able to succeed in this market; risks related to completion of the greenhouse construction in Colombia, risks related to market competition; risks related to the proposed adult-use cannabis industry and market in Canada and Colombia including the Company’s ability to enter into or compete in such markets; that the Company has a limited operating history and a history of net losses and that it may not achieve or maintain profitability in the future; risks related to the Company’s current or proposed international operations; risks related to future third party strategic alliances or the expansion of currently existing relationships with third parties; that the Company may not be able to successfully identify and execute future acquisitions or dispositions or successfully manage the impacts of such transactions on its operations; risks inherent to the operation of an agricultural business; that the Company may be unable to attract, develop and retain key personnel; risks resulting from significant interruptions to the Company’s access to certain key inputs such as raw materials, electricity, water and other utilities; that the Company may be unable to transport its cannabis products to patients in a safe and efficient manner; risks related to recalls of the Company’s cannabis products or product liability or regulatory claims or actions involving the Company’s cannabis products; risks related to the Company’s reliance on pharmaceutical distributors; that the Company, or the cannabis industry more generally, may receive unfavorable publicity or become subject to negative consumer or investor perception; that certain events or developments in the cannabis industry more generally may impact the Company’s reputation or its relationships with customers or suppliers; that the Company may not be able to obtain adequate insurance coverage in respect of the risks that it faces, that the premiums for such insurance may not continue to be commercially justifiable or that there may be coverage limitations and other exclusions which may result in such insurance not being sufficient; that the Company may become subject to liability arising from fraudulent or illegal activity by its employees, contractors, consultants and others; that the Company may experience breaches of security at its facilities or losses as a result of the theft of its products; risks related to the Company’s information technology systems; that the Company may be unable to sustain its revenue growth and development; that the Company may be unable to expand its operations quickly enough to meet demand or manage its operations beyond their current scale; that the Company may be unable to secure adequate or reliable sources of necessary funding; risks related to, or associated with, the Company’s exposure to reporting requirements; risks related to conflicts of interest; risks related to fluctuations in foreign currency exchange rates; risks related to the Company’s potential exposure to greater-than-anticipated tax liabilities; risks related to the protection and enforcement of the Company’s intellectual property rights, or the intellectual property that it licenses from others; that the Company may become subject to allegations that it or its licensors are in violation of the intellectual property rights of third parties; that the Company may not realize the full benefit of the clinical trials or studies that it participates in; that the Company may not realize the full benefit of its licenses if the licensed material has less market appeal than expected and the licenses may not be profitable; as well as any other risks that may be further described in and the risk factors discussed in the Company's continuous disclosure including its Management's Discussion and Analysis sections in its Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K filed under the Company's profile at www.sec.gov.

Although management has attempted to identify important risk factors that could cause actual results to differ materially from those contained in the forward-looking information in this presentation, there may be other risk factors not presently known to the Company or that the Company presently believes are not material that could also cause actual results or future events to differ materially from those expressed in such forward-looking information in this presentation. There can be no assurance that such information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. Accordingly, readers and viewers should not place undue reliance on forward-looking information, which speaks only as of the date made. The forward-looking information contained in this release represents the Company’s expectations as of the date of this release or the date indicated, regardless of the time of delivery of the presentation. The Company disclaims any intention, obligation or undertaking to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required under applicable securities laws.

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